UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/04/2006

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24568

MD	65-0503831
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480

(Address of principal executive offices, including zip code)

561-835-1800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits

a) On October 4, 2006, Innkeepers USA Trust (the “Company”), the Company acquired four hotels in Southern California for $215 million from Bethesda, Md.-based RLJ Urban Lodging Fund, L.P. (“RLJ”), an affiliate of RLJ Development, LLC. Acquired hotels include the 192-room Residence Inn San Diego (Mission Valley), the 200-room Residence Inn Anaheim Garden Grove, the 230-room Hilton Suites Anaheim, and the 309-room Hilton Ontario.

In the current report on Form 8-K filed by the Company on October 5, 2006, the Company indicated it would file financial statements of the acquired businesses required of this item by amendment. Innkeepers was unable to obtain sufficient financial records and supporting documentation to complete the audit of the Hilton Ontario for the period owned prior to RLJ’s acquisition of this hotel on October 28, 2005. In lieu of the audited financial statements for this hotel as of October 28, 2005 and for the period January 1, 2005 to October 28, 2005, the Company has substituted audited financial statements as of September 30, 2006 and for the period January 1, 2006 to September 30, 2006 and as of December 31, 2005 and the period October 28, 2005 to December 31, 2005. The Company has included in Item 9.01(b) the unaudited statement of operations for the Hilton Ontario for the period January 1, 2005 to October 28, 2005, which was combined with the audited statement of operations for the period October 28, 2005 to December 31, 2005 to prepare the pro forma statement of operations for the year ended December 31, 2005. The Company believes the substitution of these audited financial statements in addition to the inclusion of unaudited information for the Hilton Ontario and the fact that no material activity occurred between September 30, 2006 and October 4, 2006, the date of acquisition, is sufficient to provide a reader an understanding of this hotel’s operating results and financial position.

The historical financial statements of the following acquired businesses are filed herewith in Item 9.01(a):

1.	RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

a.	Report of Independent Auditors

b.	Combined Statements of Financial Position as of September 30, 2006 (unaudited) and December 31, 2005

c.	Combined Statements of Operations for the nine months ended September 30, 2006 (unaudited) and 2005 (unaudited) and the year ended December 31, 2005

d.	Combined Statements of Changes in Partners’ Equity for the nine months ended September 30, 2006 (unaudited) and the year ended December 31, 2005

e.	Combined Statements of Cash Flows for the nine months ended September 30, 2006 (unaudited) and 2005 (unaudited) and the year ended December 31, 2005

f.	Notes to Combined Financial Statements

2.	Hilton Anaheim Suites Hotel, LLC as of June 14, 2005 and for the period January 1, 2005 to June 14, 2005, the period owned by Hilton Hotels Corporation (“Hilton”)

a.	Report of Independent Auditors

b.	Statement of Operations for the period January 1, 2005 to June 14, 2005

c.	Statement of Cash Flows for the period January 1, 2005 to June 14, 2005

d.	Notes to Financial Statements

3.	RLJ Anaheim Suites Hotel, LLC as of December 31, 2005 and for the period June 15, 2005 to December 31, 2005, the period owned by RLJ

a.	Report of Independent Auditors

b.	Statements of Financial Position as of September 30, 2006 (unaudited) and December 31, 2005

c.	Statements of Operations for the nine months ended September 30, 2006 (unaudited) and 2005 (unaudited) and the period June 15, 2005 to December 31, 2005

d.	Statements of Changes in Partners’ Equity for the nine months ended September 30, 2006 (unaudited) and the period June 15, 2005 to December 31, 2005

e.	Statements of Cash Flows for the nine months ended September 30, 2006 (unaudited) and 2005 (unaudited) and the period June 15, 2005 to December 31, 2005

f.	Notes to Financial Statements

4.	RLJ Ontario Hotel, L.P. as of September 30, 2006 and December 31, 2005 and for the period January 1, 2006 to September 30, 2006 and the period October 28, 2005 to December 31, 2005.

a.	Report of Independent Auditors

b.	Statements of Financial Position as of September 30, 2006 and December 31, 2005

c.	Statements of Operations for the periods January 1, 2006 to September 30, 2006 and October 28, 2005 to December 31, 2005

d.	Statements of Changes in Partners’ Equity for the periods January 1, 2006 to September 30, 2006 and October 28, 2005 to December 31, 2005

e.	Statements of Cash Flows for the periods January 1, 2006 to September 30, 2006 and October 28, 2005 to December 31, 2005

f.	Notes to Financial Statements

b)	In the current report on Form 8-K filed by the Company on October 5, 2006, the Company indicated that it would file pro forma financial information required of this item by amendment. The pro forma financial information is presented as if the acquisitions had occurred on January 1, 2005. With respect to the Hilton Ontario, the pro forma financial information filed herewith is based on the audited financial statements of RLJ Ontario Hotel, L.P. for the period from October 28, 2005 to December 31, 2005 and unaudited financial results of only the hotel operations for the period from January 1, 2005 to October 28, 2005. The pro forma financial information filed herewith for Innkeepers USA Trust includes:

Pro Forma Consolidated Balance Sheet as of September 30, 2006

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

c)	Exhibits

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP

Exhibit 99.1	Press Release dated October 5, 2006 announcing the acquisition of the hotels

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of December 20, 2006	Innkeepers USA Trust

	By:	Dennis M. Craven

/s/ Dennis M. Craven
	Its:	Chief Financial Officer

RLJ Anaheim Hotel, L.P and

RLJ San Diego-Mission

Valley Hotel, L.P.

Report and Combined Financial Statements

December 31, 2005 and September 30, 2006

(Unaudited) and For the Year Ended December 31,

2005 and the Nine Month Periods Ended

September 30, 2005 (Unaudited) and September 30,

2006 (Unaudited)

RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Contents

December 31, 2005 and September 30, 2006 (Unaudited) and For the Year Ended

December 31, 2005 and the Nine Month Periods Ended September 30, 2005

(Unaudited) and September 30, 2006 (Unaudited)

Report of Independent Auditors

To the Board of Directors and Shareholders of

Innkeepers USA Trust:

In our opinion, the accompanying combined statement of financial position and the related combined statements of operations, of changes in partners’ equity and of cash flows present fairly, in all material respects, the financial position of RLJ Anaheim Hotel, L.P., RLJ Anaheim Hotel Lessee, L.P., and RLJ San Diego-Mission Valley Hotel, L.P. and RLJ San Diego-Mission Valley Hotel Lessee, L.P. (collectively, the “Hotels”) at December 31, 2005 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

McLean, VA

December 20, 2006

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Combined Statements of Financial Position

December 31, 2005 and September 30, 2006 (Unaudited)

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Investment in hotels:
Land and improvements	$10,862	$10,862
Buildings and improvements	61,471	61,471
Furniture and equipment	5,784	5,685

	78,117	78,018
Accumulated depreciation	(4,878)	(2,865)

Net investment in hotels	73,239	75,153

Cash and cash equivalents	672	541
Restricted cash and cash equivalents	1,167	477
Accounts receivable, net	760	1,218
Prepaid and other	303	315
Interest rate swap asset	985	1,218
Deferred financing costs, net and other	149	261

Total assets	$77,275	$79,183

LIABILITIES AND PARTNERS' EQUITY
Debt	$51,300	$51,700
Accounts payable and accrued expenses	1,180	1,549
Accrued franchise fees	109	101
Income tax payable	358	81
Deferred tax liability	111	64

Total liabilities	53,058	53,495

Partners’ Equity:
Partners' capital	17,695	22,014
Accumulated other comprehensive income	985	1,218
Retained earnings	5,537	2,456

Total partners’ equity	24,217	25,688

Total liabilities and partners’ equity	$77,275	$79,183

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Combined Statements of Operations

Year Ended December 31, 2005 and the Nine Month Periods Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

	September 30, 2006	December 31, 2005	September 30, 2005
	(unaudited)		(unaudited)
Revenue:
Hotel operating

Rooms	$14,611	$17,861	$13,686
Other	691	673	494
Corporate
Other	23	7	3

Total revenue	15,325	18,541	14,183

Expenses: Hotel operating
Rooms	1,972	2,352	1,744
Other	329	184	135
General and administrative	1,836	3,486	2,530
Franchise and marketing fees	1,096	1,340	1,027
Advertising and promotions	207	319	244
Utilities	501	602	470
Repairs and maintenance	500	198	146
Management fees	460	608	426
Insurance	60	142	106
Corporate
Depreciation	2,013	2,646	1,979
Interest	2,327	3,115	2,328
Property taxes and insurance	603	823	507
General and administrative	16	8	5

Total expenses	11,920	15,823	11,647

Income before taxes	3,405	2,718	2,536

Provision for income taxes	(324)	(145)	(187)

Net income	$3,081	$2,573	$2,349

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P

Combined Statements of Changes in Partners’ Equity

Year Ended December 31, 2005 and the Nine Months Ended September 30, 2006 (unaudited)

	Partners’ capital	Accumulated other comprehensive income	Retained earnings (loss)	Total partners’ equity
Balance at January 1, 2005	$27,135	$152	$(117)	$27,170
Partners' distributions	(8,908)			(8,908)
Partners' contributions	3,787			3,787
Net income			2,573	2,573
Unrealized gain on interest rate derivatives		1,066		1,066

Balance at December 31, 2005	22,014	1,218	2,456	25,688

Partners' distributions (unaudited)	(7,681)			(7,681)
Partners' contributions (unaudited)	3,362			3,362
Net Income (unaudited)			3,081	3,081
Unrealized loss on interest rate derivatives (unaudited)		(233)		(233)

Balance at September 30, 2006 (unaudited)	$17,695	$985	$5,537	$24,217

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Combined Statements of Cash Flows

Year Ended December 31, 2005 and the Nine Month Periods Ended September 30, 2006 (unaudited) and September 30, 2005 (Unaudited)

	Nine months ended September 30, 2006	Year ended December 31, 2005	Nine months ended September 30, 2005
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$3,081	$2,573	$2,349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,013	2,646	1,979
Amortization of deferred financing costs	112	149	112
Deferred tax liability	47	64	187
Changes in operating assets and liabilities:
Accounts receivable, net	458	(671)	(479)
Prepaid and other	12	(137)	(171)
Accrued franchise fees	8	15	17
Accounts payable and accrued expenses	(369)	272	242
Income taxes payable	277	81	0

Net cash provided by operating activities	5,639	4,992	4,236

Cash flows from investing activities:
Investment in hotels	(99)	(258)	(199)
Net (deposits) withdrawals into restricted cash	(690)	(329)	(415)

Net cash used in investing activities	(789)	(587)	(614)

Cash flows from financing activities:
Payments on debt	(400)	—	—
Capital distributions	(7,681)	(8,908)	(7,079)
Capital contributions	3,362	3,787	2,899

Net cash used in financing activities	(4,719)	(5,121)	(4,180)

Net increase (decrease) in cash and cash equivalents	131	(716)	(558)
Cash and cash equivalents at beginning of period	541	1,257	1,257

Cash and cash equivalents at end of period	$672	$541	$699

Supplemental disclosures of cash flow information:
Interest paid	$2,261	$2,932	$2,097

Supplemental disclosure of non-cash financing activities:
Change in fair value of interest rate derivative	$(233)	$1,066	$941

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Year Ended

December 31, 2005 and the Nine Month Periods Ended September 30, 2005

(Unaudited) and September 30, 2006 (Unaudited)

(in thousands)

1.	Business and Organization

Description of Business

RLJ Anaheim Hotel, L.P. (“Anaheim Hotel”) and RLJ San Diego-Mission Valley Hotel, L.P. (“San Diego Hotel”) were formed in October 2004, and are wholly owned by the RLJ Urban Lodging Funds (the “RLJ Funds”), which are comprised of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund L.P. (P.F. #1). On October 1, 2004, Anaheim Hotel, purchased the 200-room Residence Inn Anaheim hotel located in Garden Grove, California. The Residence Inn Anaheim hotel is currently leased to RLJ Anaheim Hotel Lessee, L.P. (the “Anaheim Lessee”), a taxable REIT subsidiary. Also on October 1, 2004 San Diego Hotel purchased the 192-room Residence Inn San Diego-Mission Valley hotel located in San Diego, California. The Residence Inn San Diego-Mission Valley hotel is currently leased to RLJ San Diego-Mission Valley Hotel Lessee, L.P. (the “San Diego Lessee”), a taxable REIT subsidiary. The hotels were acquired in a single transaction for a total combined cost of $77.7 million, including transaction costs. The hotels financed the acquisition of the properties with proceeds from a $51.7 million mortgage loan and through capital contributions from the RLJ Funds.

2.	Summary of Significant Accounting Policies

Basis of Presentation

These combined financial statements include the accounts of the Anaheim Hotel, the San Diego Hotel, the Anaheim Lessee and the San Diego Lessee (collectively the “Hotels”) as of December 31, 2005 and September 30, 2006 (unaudited) and for the year ended December 31, 2005 and the nine month periods ended September 30, 2006 (unaudited) and September 30, 2005 (unaudited) and, accordingly, reflect the financial position, results of operations and cash flows for the Hotels. The accounts of the Hotel and Lessee are presented as combined as they are under common control and they are part of the acquisition referenced in Note 8. All cash generated by the Hotels is distributed to the RLJ Funds.

The unaudited financial statements have been prepared in a form consistent to the audited financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. The results of any interim period are not necessarily indicative of results for the full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Hotels consider all funds held in money market accounts and highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. The Hotels maintain cash

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Year Ended

December 31, 2005 and the Nine Month Periods Ended September 30, 2005

(Unaudited) and September 30, 2006 (Unaudited)

(in thousands)

accounts at a major financial institution within the United States of America. At times, deposits may be in excess of federally insured limits. The Hotels have not experienced any losses on their cash deposits.

Restricted Cash

The Hotels are required by their mortgages and management agreements to maintain escrow accounts for their replacement reserves (“FF&E reserve”). The FF&E reserves represent amounts reserved to pay for capital expenditures at a rate of 3% of total monthly gross revenues from the preceding month. As of December 31, 2005 and September 30, 2006, the combined balance of amounts held in the FF&E reserves was $477 and $1,167, respectively.

Revenue Recognition

Room revenues are recognized the night of expected occupancy. Cash received from customers in advance of occupancy is recorded as an advance from customers and recognized as revenue at the time of expected occupancy. Room revenues are derived primarily from individual room reservations.

The Hotels also recognizes revenues for food, beverage, telephone charges and various ancillary services performed at the time the services are provided. These amounts are included in other revenues.

Accounts Receivable, net

Accounts receivable consist primarily of payments due from credit card companies and from corporate customers. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in existing accounts receivable. The Hotels record bad debt expense in general and administrative expense in the accompanying statements of operations based on their assessment of the ultimate realizability of receivables considering historical collection experience, the economic environment, and the individual circumstances of each receivable. When the Hotels determine that an account is not collectible, the account is written-off to the associated allowance for doubtful accounts. As of December 31, 2005 and September 30, 2006, the allowance for doubtful accounts balance was $135 and $23, respectively.

Investment in Hotels

The investment in hotels accounts consist primarily of the hotel land, building and related furniture and equipment. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives of the depreciable assets using the straight-line method.

When property and/or equipment is sold or retired, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The Hotels periodically evaluate the recoverability of their long-lived assets. This evaluation is conducted when events indicate that an asset may be impaired and consists of a comparison of the carrying value of the assets with the assets’ expected future cash flows, undiscounted and without

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Year Ended

December 31, 2005 and the Nine Month Periods Ended September 30, 2005

(Unaudited) and September 30, 2006 (Unaudited)

(in thousands)

interest costs. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected future undiscounted cash flows exceed the carrying value of the asset, no impairment is recognized. Impairment losses are measured as the difference between the carrying value of long-lived assets and their fair value, based on discounted future cash flows of the related asset. No impairment charges were recognized during the year ended December 31, 2005 or the nine months ended September 30, 2006.

Deferred Financing Costs, net

The Hotels’ deferred financing costs relate to fees and costs incurred to obtain long-term financing. These costs are amortized over the life of the loan using the straight-line method, which approximates the effective interest method and are included as a component of interest expense. Amortization expense for the year ended December 31, 2005 and the periods ended September 30, 2006 and 2005 was $149, $112 and $112, respectively. Accumulated amortization related to deferred financing costs as of December 31, 2005 and September 30, 2006 was $261 and $373, respectively.

Income Taxes

The Hotels are subsidiaries of the RLJ Funds, which have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT an entity must meet a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their adjusted taxable income to their owners.

Pursuant to REIT requirements, the hotel property is leased to a taxable REIT subsidiary that is subject to federal and state income taxes. Accordingly, the Hotels account for income taxes in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, the Hotels account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

A REIT will generally not be subject to corporate level federal income taxes on taxable income it distributes currently to its owners. If the RLJ Funds were to fail to qualify as a REIT in any taxable year, the Hotels would be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax). In addition, the Hotels may be subject to certain state and local taxes on their income and property, and to federal income and excise taxes on their undistributed taxable income. In addition, taxable income from non-REIT activities conducted through taxable REIT subsidiaries is subject to federal, state and local income taxes.

Advertising Costs

The Hotels expense advertising costs as incurred. Advertising expenses were $319, $207, and $244 for the year ended December 31, 2005, and the nine months ended September 30, 2006 and September 30, 2005, respectively, and have been included in advertising and promotions expense.

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Year Ended

December 31, 2005 and the Nine Month Periods Ended September 30, 2005

(Unaudited) and September 30, 2006 (Unaudited)

(in thousands)

Derivative Financial Instruments

In the normal course of business, the Hotels are exposed to the effects of interest rate changes. As of December 31, 2005, 100% of the Hotels’ borrowings were subject to variable rates. The Hotels limit the risks associated with interest rate changes by following the RLJ Funds’ established risk management policies and procedures, including the use of derivatives. The RLJ Funds utilize derivative financial instruments to manage, or hedge, interest rate risk. The RLJ Funds attempt to require that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential in order to qualify for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income each period until the instrument matures.

To reduce the Hotels’ susceptibility to interest rate variability, the Hotels entered into an interest rate swap to convert variable rate debt to fixed rate debt. Interest rate differentials that arise under these swap contracts are recognized in interest expense over the life of the contracts. Interest rate swap agreements contain a credit risk that counterparties may be unable to fulfill the terms of the agreement. The Hotels have minimized that risk by evaluating the creditworthiness of its counterparties, who are limited to major banks and financial institutions, and the Hotels do not anticipate non-performance by the counterparties.

Gains and losses on swap agreements determined to be effective hedges are reported in other comprehensive income and are reclassified to earnings in the period in which earnings are affected by the underlying hedged item. The ineffective portion of all hedged items is recognized in earnings in the current period.

As of December 31, 2005 and September 31, 2006, the Hotels have an outstanding swap with a notional value of $51.7 million and an aggregate fair value of approximately $1.2 million and $985, respectively. As of December 31, 2005, September 30, 2006, and September 30, 2005, unrealized gains were included in accumulated other comprehensive income of $1,218, $985 and $152, respectively, a component of Partners’ equity, related to the hedge that is fully effective in offsetting the variable cash flows.

3.	Property Management Agreement

In October 2004, the Hotels entered into two, five (5) year property management agreements (the “Agreements”) with Tarsadia Hotels (“Tarsadia”) that expire in 2009. The Agreements require that Tarsadia provide all services required to operate the hotels including directing the day-to-day activities of the hotels and establishing all policies and procedures relating to the management and operation of the hotels.

The Agreements include a management fee and an incentive management fee to be paid to Tarsadia for its services. The management fee is computed in accordance with the Agreements and is based on 3% of adjusted monthly gross revenue. For the year ended December 31, 2005, and the nine

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Year Ended

December 31, 2005 and the Nine Month Periods Ended September 30, 2005

(Unaudited) and September 30, 2006 (Unaudited)

(in thousands)

month periods ended September 30, 2006 and September 30, 2005, the management fees incurred by the Hotels were $556, $460, and $426, respectively. The incentive management fee is calculated based on a predetermined percentage of excess profits as defined in the Agreement. For the year ended December 31, 2005 no management incentive fee was incurred related to the Residence Inn Anaheim hotel, however, the Residence Inn San Diego-Mission Valley hotel incurred a management incentive fee of $52.

In October 2004, the Hotels also entered into two franchise agreements with Marriott International, Inc. The Hotels are also charged a monthly franchise fee based on 5% of each respective hotels' gross rooms revenue and a monthly marketing fee based on 2.5% of each respective hotels’ gross rooms revenue. For the year ended December 31, 2005 and the nine month periods ended September 30, 2006 and September 30, 2005, the franchise and marketing fees incurred by the Hotels were $1,340, $1,096, and $1,027, respectively.

As of December 31, 2005 and September 30, 2006, $153 and $155, respectively, in management, franchise and marketing fees were included in accrued expenses.

4.	Investment in Hotels

Investment in Hotels at December 31, 2005 and September 30, 2006 consisted of:

	Estimated Useful Lives	As of September 30, 2006	December 31, 2005
		(unaudited)
Land and improvements	—	10,862	10,862
Buildings and improvements	40 years	61,471	61,471
Furniture and equipment	5 years	5,784	5,685
Subtotal		78,117	78,018

Less: Accumulated depreciation		(4,878)	(2,865)

		73,239	75,153

Depreciation expense for the year ended December 31, 2005 and nine month periods ended September 30, 2006 and September 30, 2005 were $2,646, $2,013, and $1,979, respectively.

5.	Mortgage Note Payable

On October 1, 2004, the Hotels entered into a $51.7 million mortgage loan that is cross-collateralized by the Residence Inn Anaheim hotel and the Residence Inn San Diego-Mission Valley hotel. This loan matures on September 22, 2007 and allows for prepayment without penalty after March 22, 2006. This mortgage loan bears interest at a variable rate based on the London InterBank Offered Rate plus a margin of 2.25%. The loan is subject to a three-year swap agreement that expires on

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RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Year Ended

December 31, 2005 and the Nine Month Periods Ended September 30, 2005

(Unaudited) and September 30, 2006 (Unaudited)

(in thousands)

September 22, 2007, which effectively fixes the interest rate at 3.38%. This loan requires monthly interest-only payments of $67 beginning April 1, 2006. As of December 31, 2005 and September 30, 2006, the mortgage loan had a principal balance was $51,700, and $51,300, respectively. Maturities of the mortgage payable as of December 31, 2005 are as follows:

Year	Amount
2006	$600
2007	$51,100

6.	Income Taxes

The income tax provision for the Hotels is as follows:

	September 30, 2006	December 31, 2005	September 30, 2005
	(unaudited)		(unaudited)
Current:
Federal	215	63	0
State	61	18	0

Total Current Provision	$277	$81	$0
Deferred:
Federal	40	55	160
State	7	9	27

Total Deferred Provision	$47	$64	$187

Earnings and profits, which determine the taxability of distributions to shareholders, differ from net income reported for financial reporting purposes due primarily to the differences for federal tax purposes in the estimated useful lives used to compute depreciation and the carrying value (basis) of the investment in the hotel property. During the year ended December 31, 2005, the Hotels determined that it was more likely than not that they would realize a benefit of deferred tax assets for which a full valuation allowance was previously recorded and accordingly reversed the 2004 valuation allowance of $47.

11

RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Year Ended

December 31, 2005 and the Nine Month Periods Ended September 30, 2005

(Unaudited) and September 30, 2006 (Unaudited)

(in thousands)

Deferred income taxes represent the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax liabilities include the following:

	September 30, 2006	December 31, 2005
	(unaudited)
Temporary differences
Property and equipment	$(126)	$(118)
Prepaid expenses	(56)	(46)
Allowance for doubtful accounts	50	83
Employee benefits	20	16
Other assets	1	1

Net deferred tax liability	$(111)	$(64)

7.	Guarantees and Indemnifications

The Hotels may enter into service agreement with service providers in which they agree to indemnify the service provider against certain losses and liabilities arising from the service provider’s performance under the agreement. Generally, such indemnification obligations do not apply to situations in which the service provider is grossly negligent, engages in willful misconduct, or in acts in bad faith. The Hotels' liability under such service agreement is immaterial.

8.	Recent Developments

On October 4, 2006, RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P. were acquired by Innkeepers USA Trust as part of a four hotel acquisition from RLJ Urban Lodging Fund, L.P. for a total cost of $215 million (for all four hotels).

In October 2006, in conjunction with the sale, the Hotels terminated their property management agreement with Tarsadia Hotels.

9.	Recently Issued Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)” which is effective for fiscal years beginning after December 15, 2006 with earlier adoption encouraged. This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Hotels are currently evaluating the potential impact of this statement, if any.

12

RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Year Ended

December 31, 2005 and the Nine Month Periods Ended September 30, 2005

(Unaudited) and September 30, 2006 (Unaudited)

(in thousands)

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Hotels are currently evaluating the potential impact of this statement, if any.

13

Hilton Suites

Anaheim/Orange Hotel

Report and Financial Statements

For the Period from January 1, 2005 to June 14,

2005 (date of sale)

Hilton Suites Anaheim/Orange Hotel

Contents

For the Period from January 1, 2005 to June 14, 2005 (date of sale)

Report of Independent Auditors

To the Board of Trustees and Shareholders of

Innkeepers USA Trust:

In our opinion, the accompanying statements of operations and of cash flows present fairly, in all material respects, the results of operations of Hilton Suites Anaheim/Orange Hotel (the “Hotel”) and its cash flows for the period from January 1, 2005 to June 14, 2005 (date of sale) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

McLean, VA

December 20, 2006

1

Hilton Suites Anaheim/Orange Hotel

Statement of Operations

For the Period from January 1, 2005 to June 14, 2005 (date of sale)

January 1, 2005 to June 14, 2005
Revenue: Hotel operating
Rooms	$3,285
Food and beverage	558
Other	210

Total revenue	4,053

Expenses:
Hotel operating
Rooms	903
Food and beverage	522
Other	151
General and administrative	536
Sales and marketing	361
Repair and maintenance	260
Utilities	189
Corporate
Depreciation	607
Property taxes and insurance	196
General and administrative	36

Total expenses	3,761

Net income	$292

(in thousands)

The accompanying notes are an integral part of the financial statements.

2

Hilton Suites Anaheim/Orange Hotel

Statement of Cash Flows

For the Period from January 1, 2005 to June 14, 2005 (date of sale)

January 1, 2005 to June 14, 2005
Cash flows from operating activities:
Net income	$292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	607
Changes in operating assets and liabilities:
Accounts receivable, net	116
Prepaid and other	47
Accounts payable and accrued expenses	(447)

Net cash provided by operating activities	615

Cash flows from investing activities:
Improvements and additions to hotel property	(100)

Net cash used in investing activities	(100)

Cash flows from financing activities:
Funding (provided to)/by Hilton Corporation, net	(562)

Net cash used in financing activities	(562)

Net decrease in cash and cash equivalents	(47)
Cash and cash equivalents at beginning of period	67

Cash and cash equivalents at end of period	$20

(in thousands,)

The accompanying notes are an integral part of the financial statements.

3

Hilton Suites Anaheim/Orange Hotel

Notes to Financial Statements

For the Period from January 1, 2005 to June 14, 2005 (date of sale)

(in thousands)

1.	Business and Organization

Description of Business

The accompanying financial statements present the historical results of operations and cash flows of the Hilton Suites Anaheim/Orange hotel (the “Hotel”) which was 100% owned and managed by Hilton Suites, Inc (“Hilton”) from the period January 1, 2005 to June 14, 2005.

The 230-room Hilton Suites Anaheim/Orange hotel is located in Orange County, California. The hotel is a limited service hotel, which offers amenities such as limited meeting space, fitness center, swimming pool, and limited food and beverage services.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Hotel were derived from the historical accounting records of Hilton and reflect certain allocations of corporate costs. Hilton did not maintain the Hotel as a separate business unit and accordingly, stand alone financials were not previously prepared. The statement of operations includes only those revenues, costs and expenses directly related to the Hotel, including an allocation by Hilton of certain operating expenses. Operating expenses attributable to the Hotel include certain general and administrative costs, including systems support, human resource support, corporate management and insurance costs. The use of the above allocation methodologies necessarily involved estimates and judgments; management believes the methodologies used represent a reasonable and appropriate approach to the allocating of direct operating expenses. As discussed above, the Hotel was controlled by Hilton. The existence of common control of the Hotel by the Hilton Hotels may have resulted in operating results of the Hotel that would be significantly different from those that would have been achieved if the Hotel was autonomous. No provision has been made in the accompanying statement of operations for federal, state and local income taxes since these taxes are the responsibility of Hilton and such costs were not pushed down to the Hotel by Hilton. Operating, investing and financing activities of the Hotel were funded through intercompany transactions with Hilton. The accompanying statement of cash flows reflects this activity in the funding (provided to)/by Hilton Corporation, net line item. There has been no direct interest income or interest expense allocated to the Hotel by Hilton in respect to the Hotel's net liabilities or net assets or to debt carried by Hilton

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The preparation of these statements also required management to make estimates regarding the allocation of certain operating expenses to the Hotel. Estimates, by their nature, are based on judgments and available information; therefore actual results could differ from those estimates.

4

Hilton Suites Anaheim/Orange Hotel

Notes to Financial Statements

For the Period from January 1, 2005 to June 14, 2005 (date of sale)

(in thousands)

Revenue Recognition

Room revenues are recognized the night of expected occupancy. Cash received from customers in advance of occupancy is recorded as an advance from customers and recognized as revenue at the time of expected occupancy. Room revenues are derived primarily from individual room reservations.

The Hotel also recognizes revenues for food and beverage, telephone charges and various ancillary services performed at the time the services are provided. These amounts are included in food and beverage or other revenues, respectively.

Accounts Receivable, net

Accounts receivable arise primarily as a result of payments due from credit card companies and from corporate customers. The Hotel records bad debt expense in general and administrative expense in the accompanying statements of operations based on their assessment of the ultimate realizability of receivables considering historical collection experience, the economic environment and the individual circumstances of each receivable. When the Hotel determines that an account is not collectible, the account is written-off to the associated allowance for doubtful accounts.

Investment in Hotels

The investment in hotels accounts consist primarily of the hotel building and related furniture and equipment. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives of the depreciable assets using the straight-line method.

When property and/or equipment is sold or retired, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations. Depreciation expense for the period from January 1, 2005 to June 14, 2005 was $607.

Impairment of Long-Lived Assets

The Hotel periodically evaluates the recoverability of its long-lived assets. This evaluation is conducted when events indicate that an asset may be impaired and consists of a comparison of the carrying value of the assets with the assets’ expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected future undiscounted cash flows exceed the carrying value of the asset, no impairment is recognized. Impairment losses are measured as the difference between the carrying value of long-lived assets and their fair value, based on discounted future cash flows of the related asset. No impairment charges were recognized during the period from January 1, 2005 to June 14, 2005 (date of sale).

Advertising Costs

The Hotel expenses advertising costs as incurred. Advertising expenses were $319 for the period January 1, 2005 to June 14, 2005, and have been included in sales and marketing expenses.

2.	Guarantees and Indemnifications

The Hotels may enter into service agreement with service providers in which it agrees to indemnify the service provider against certain losses and liabilities arising from the service provider's performance under the agreement. Generally, such indemnification obligations do not apply to situations in which the service provider is grossly negligent, engages in willful misconduct, or in acts in bad faith. The Hotel liability under such service agreement is immaterial.

5

Hilton Suites Anaheim/Orange Hotel

Notes to Financial Statements

For the Period from January 1, 2005 to June 14, 2005 (date of sale)

(in thousands)

3.	Recent Developments

On June 14, 2005, Hilton sold the Hotel to RLJ Anaheim Suites Hotel, LLC, an affiliate of RLJ Urban Lodging Fund, L.P and RLJ Development, LLC for approximately $23 million.

On October 4, 2006, the Hotel was acquired by Innkeepers USA Trust as part of a four hotel acquisition from RLJ Urban Lodging Fund, L.P., for a total cost of $215 million (for all four hotels).

6

RLJ Anaheim Suites Hotel, L.P.

Report and Combined Financial Statements

As of December 31, 2005 and September 30, 2006 (Unaudited) and For the Period From June 14, 2005 (Inception) to September 30, 2005 (Unaudited), and For the Period From June 14, 2005 (Inception) to December 31, 2005 and For the Nine Months Ended September 30, 2006 (Unaudited)

RLJ Anaheim Suites Hotel, L.P.

Contents

December 31, 2005 and September 30, 2006 (Unaudited) and For the Period From June 14, 2005 (Inception) to December 31, 2005, For the Nine Months Ended September 30, 2006 (Unaudited), and For the Period From June 14, 2005 (Inception) to September 30, 2005 (Unaudited)

Report of Independent Auditors

To the Board of Trustees and Shareholders of

Innkeepers USA Trust:

In our opinion, the accompanying combined statement of financial position and the related combined statement of operations, of changes in partners’ equity and of cash flows present fairly, in all material respects, the financial position of RLJ Anaheim Suites Hotel, L.P. and RLJ Anaheim Suites Hotel Lessee, L.P. (collectively, the “Hotel”) at December 31, 2005 and the results of their operations and their cash flows for the period June 14, 2005 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

McLean, VA

December 20, 2006

1

RLJ Anaheim Suites Hotel, L.P.

Combined Statements of Financial Position

December 31, 2005 and September 30, 2006 (Unaudited)

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Investment in hotel:
Land and improvements	$2,899	$2,899
Building and improvements	16,859	16,433
Furniture and equipment	5,987	4,041

	25,745	23,373
Accumulated depreciation	(1,728)	(664)

Net investment in hotel	24,017	22,709
Cash and cash equivalents	963	650
Restricted cash	586	309
Accounts receivable, net	171	809
Prepaid and other	167	148
Deferred financing costs, net	29	35

Total assets	$25,933	$24,660

LIABILITIES AND PARTNERS’ EQUITY
Debt	$13,700	$13,700
Accounts payable and other accrued expenses	472	786
Sales tax payable	78	80
Accrued payroll	27	68
Accrued interest	62	64
Accrued franchise fees	45	46

Total liabilities	14,384	14,744
Partners’ equity:
Partners’ capital	11,428	9,495
Retained earnings	121	421

Total partners’ equity	11,549	9,916

Total liabilities and partners’ equity	$25,933	$24,660

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

2

RLJ Anaheim Suites Hotel, L.P.

Combined Statements of Operations

For the Period from June 14, 2005 (Inception) to December 31, 2005, the Nine Months Ended September 30, 2006 (Unaudited), and For the Period from June 14, 2005 (Inception) to September 30, 2005 (Unaudited)

	Nine Months Ended September 30, 2006	June 14, 2005 to September 30, 2005	June 14, 2005 to December 31, 2005
	(unaudited)	(unaudited)
Revenue:
Hotel operating
Rooms	$5,377	$2,495	$4,433
Food and beverage	862	375	779
Other	353	115	187

Total revenue	6,592	2,985	5,399

Expenses:
Hotel operating
Rooms	1,034	472	815
Food and beverage	608	167	345
Other	161	49	84
General and administrative	1,655	797	1,562
Franchise and marketing fees	396	175	313
Advertising and promotions	260	78	148
Utilities	330	126	217
Repairs and maintenance	275	33	72
Management fees	197	90	163
Insurance	70	25	45
Corporate
Depreciation	1064	323	664
Interest	568	230	419
Property taxes and insurance	267	71	130
General and administrative	7	1	1

Total expenses	6,892	2,637	4,978

Net income/(loss)	$(300)	$348	$421

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

3

RLJ Anaheim Suites Hotel, L.P.

Combined Statements of Changes in Partners’ Equity

For the Period from June 14, 2005 (Inception) to December 31, 2005, and the Nine Months Ended September 30, 2006 (Unaudited)

	Partners’ capital	Retained earnings (loss)	Total partners’ equity
Balance at June 14, 2005	$—	$—	$—
Partners’ contributions	10,648		10,648
Partners’ distributions	(1,153)		(1,153)
Net income		421	421

Balance at December 31, 2005	$9,495	$421	$9,916

Partners’ contributions (unaudited)	4,033		4,033
Partners’ distributions (unaudited)	(2,100)		(2,100)
Net loss (unaudited)		(300)	(300)

Balance at September 30, 2006 (unaudited)	$11,428	$121	$11,549

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

4

RLJ Anaheim Suites Hotel, L.P.

Combined Statements of Cash Flows

For the Period from June 14, 2005 (Inception) to December 31, 2005, the Nine Months Ended September 30, 2006 (Unaudited), and For the Period from June 14, 2005 (Inception) to September 30, 2005 (Unaudited)

	Nine months ended September 30, 2006	June 14, 2005 to September 30, 2005	June 14, 2005 to December 31, 2005
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(300)	$348	$421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,064	323	664
Amortization of deferred financing costs	6	3	5
Changes in operating assets and liabilities:
Accounts receivable, net	638	(610)	(519)
Prepaid and other	(19)	(23)	(29)
Accounts payable and accrued expenses	(314)	586	759
Accrued payroll	(41)	93	68
Accrued sales tax	(2)	73	80
Accrued franchise fees	(1)	45	46
Accrued interest	(2)	64	64

Net cash provided by operating activities	1,029	902	1,559

Cash flows from investing activities:
Improvements and additions to hotel property	(2,372)	(40)	(706)
Acquisition of hotel property and net assets, net of cash acquired	—	(23,049)	(23,049)
Net (deposits) withdrawals into restricted cash	(277)	(253)	(309)

Net cash used in investing activities	(2,649)	(23,342)	(24,064)

Cash flows from financing activities:
Proceeds from debt	—	13,700	13,700
Payments of deferred financing costs	—	(40)	(40)
Partner distributions	(2,100)	(49)	(1,153)
Partner contributions	4,033	9,349	10,648

Net cash provided by financing activities	1,933	22,960	23,155

Net increase in cash and cash equivalents	313	520	650
Cash and cash equivalents at beginning of period	650	—	—

Cash and cash equivalents at end of period	$963	$520	$650

Supplemental cash flow information:
Interest paid	564	162	355

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

5

RLJ Anaheim Suites Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Period From June 14, 2005 (Inception) to December 31, 2005, For the Nine Months Ended September 30, 2006 (Unaudited), and For the Period From June 14, 2005 ( Inception) to September 30, 2005 (Unaudited)

(in thousands)

1.	Business and Organization

Description of Business

RLJ Anaheim Suites Hotel, L.P. (the “Anaheim Suites Hotel”) was formed in June 2005, and is wholly owned by the RLJ Urban Lodging Funds (the “RLJ Funds”), which are comprised of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund L.P. (P.F. #1). On June 14, 2005, RLJ Anaheim Suites Hotel, L.P., purchased the 230-room Hilton Suites Anaheim/Orange hotel located in Orange County, California. The Hilton Suites Anaheim hotel is currently leased to RLJ Anaheim Hotel Lessee, L.P. (the “Lessee”) a taxable real estate investment trust (“REIT”) subsidiary. RLJ Anaheim Suites Hotel, L.P. purchased the hotel for approximately $23.0 million, including transaction costs. The purchase price was allocated by management among property and equipment based on estimated fair values at the time of acquisition. The acquisition was financed with proceeds from a mortgage note agreement for approximately $13.7 million and through capital contributions from the RLJ Funds.

2.	Summary of Significant Accounting Policies

Basis of Presentation

These combined financial statements include the accounts of the Anaheim Suites Hotel and the Lessee (collectively the “Hotel”) as of December 31, 2005, and September 30, 2006 (unaudited), and the period from June 14, 2005 (inception) to December 31, 2005, the nine months ended September 30, 2006 (unaudited) and the period from June 14, 2005 (inception) to September 30, 2005 (unaudited) and accordingly, reflect the financial position, results of operations and cash flows for the Hotel. The accounts of the Hotel and Lessee are presented as combined as they are under common control and they are part of the acquisition referenced in Note 8. All cash generated by the Hotel is distributed to the RLJ Funds.

The unaudited financial statements have been prepared in a form consistent to the audited financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. The results of any interim period are not necessarily indicative of the results of the full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Hotel considers all funds held in money market accounts and highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. The Hotel maintains cash accounts at a major financial institution within the United States of America. At times, deposits may be in excess of federally insured limits. The Hotel has not experienced any losses on their cash deposits.

6

RLJ Anaheim Suites Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Period From June 14, 2005 (Inception) to December 31, 2005, For the Nine Months Ended September 30, 2006 (Unaudited), and For the Period From June 14, 2005

(Inception) to September 30, 2005 (Unaudited)

(in thousands)

Restricted Cash

The Hotel is required by its mortgage and management agreement to maintain escrow accounts for its replacement reserves (“FF&E reserve”). The FF&E reserves represent amounts reserved to pay for capital expenditures at a rate of 3% of total monthly gross revenues from the preceding month. As of December 31, 2005 and September 30, 2006, the balance of amounts held in the FF&E reserve was $309 and $586, respectively.

Revenue Recognition

Room revenues are recognized the night of expected occupancy. Cash received from customers in advance of occupancy is recorded as an advance from customers and recognized as revenue at the time of expected occupancy. Room revenues are derived primarily from individual room reservations.

The Hotel also recognizes revenues for food, beverage, telephone charges and various ancillary services performed at the time the services are provided. These amounts are included in food and beverage or other revenues, respectively.

Accounts Receivable, net

Accounts receivable consist primarily of payments due from credit card companies and from corporate customers. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in existing accounts receivable. The Hotel records bad debt expense in general and administrative expense in the accompanying statements of operations based on its assessment of the ultimate realizability of receivables considering historical collection experience, the economic environment, and the individual circumstances of each receivable. When the Hotel determines that an account is not collectible, the account is written-off to the associated allowance for doubtful accounts. As of December 31, 2005 and September 30, 2006, the allowance for doubtful accounts balance was $54.

Hotel Acquisition

On June 14, 2005, the Hotel acquired the 230 room Hilton Anaheim Suites hotel for an aggregate purchase price of $23.0 million.

The acquisition was treated as a purchase business combination requiring a new basis of accounting for the acquired assets and liabilities pursuant to the requirements of Statement of Financial Accounting Standard (“SFAS”) No. 141 “Business Combinations.” In connection with the acquisition the hotel entered into new management and franchise agreements with the selected manager and brand owner.

7

RLJ Anaheim Suites Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Period From June 14, 2005 (Inception) to December 31, 2005, For the Nine Months Ended September 30, 2006 (Unaudited), and For the Period From June 14, 2005

(Inception) to September 30, 2005 (Unaudited)

(in thousands)

The total purchase price was allocated to the acquired assets based on their respective fair value at June 14, 2005 as follows:

Land	$2,899
Building	16,427
Furniture, fixtures and equipment	3,340
Accounts receivable, net	291
Prepaid assets and other	119
Less liabilities assumed (primarily accounts payable)	(27)

Total net assets acquired	$23,049

Investment in Hotel

The investment in hotel account consists primarily of the hotel land, building and related furniture and equipment. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives of the depreciable assets using the straight-line method.

When property and/or equipment is sold or retired, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The Hotel periodically evaluates the recoverability of its long-lived assets. This evaluation is conducted when events indicate that an asset may be impaired, and consists of a comparison of the carrying value of the assets with the assets’ expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected future undiscounted cash flows exceed the carrying value of the asset, no impairment is recognized. Impairment losses are measured as the difference between the carrying value of long-lived assets and their fair value, based on discounted future cash flows of the related asset. No impairment charges were recognized during the year ended December 31, 2005 or the nine month period ended September 30, 2006.

Deferred Financing Costs, net

The Hotel’s deferred financing costs relate to fees and costs incurred to obtain long-term financing. These costs are amortized over the life of the loan using the straight-line method, which approximates the effective interest method, and are included as a component of interest expense. Amortization expense related to deferred financing costs for the nine months ended September 30, 2006, the period from June 14, 2005 to September 31, 2005, and the period from June 14, 2005 to December 31, 2005 was $6, $3 and $5, respectively, and accumulated amortization as of September 30, 2006 and December 31, 2005 was $11 and $5, respectively.

Income Taxes

The Hotel is a subsidiary of the RLJ Funds, which have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT an entity must meet a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their adjusted taxable income to their owners.

Pursuant to REIT requirements, the hotel property is leased to a taxable REIT subsidiary that is subject to federal and state income taxes. Accordingly, the Hotel accounts for income taxes in

8

RLJ Anaheim Suites Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Period From June 14, 2005 (Inception) to December 31, 2005, For the Nine Months Ended September 30, 2006 (Unaudited), and For the Period From June 14, 2005

(Inception) to September 30, 2005 (Unaudited)

(in thousands)

accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, the Hotel accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

A REIT will generally not be subject to corporate level federal income taxes on taxable income it distributes currently to its owners. If the RLJ Funds were to fail to qualify as a REIT in any taxable year, the Hotel would be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax). In addition, the Hotel may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income. In addition, taxable income from non-REIT activities conducted through taxable REIT subsidiaries is subject to federal, state and local income taxes.

Advertising Costs

The Hotel expenses advertising costs as incurred. Advertising expenses of $148, $78 and $200 for the period from June 14, 2005 to December 31, 2005, the period from June 14, 2005 to September 30, 2005, and the nine month period ended September 30, 2006, respectively, are included in advertising and promotion expenses.

3.	Property Management Agreement

On June 14, 2005, the Hotel entered into a five (5) year property management agreement (the “Agreement”) with Tarsadia Hotels (“Tarsadia”) that expires in 2010. The Agreement requires that Tarsadia provide all services required to operate the hotel including: directing the day-to-day activities of the hotel and establishing all policies and procedures relating to the management and operation of the hotel. The Agreement includes a management fee and incentive management fee to be paid to Tarsadia for its services. The management fee is computed in accordance with the Agreement and is based on 3% of adjusted monthly gross revenue.

For the period from June 14, 2005 to September 30, 2005, the nine months ended September 30, 2006 and for the period from June 14, 2005 through December 31, 2005 the management fees incurred by the Hotel were $90, $197 and $163, respectively. The incentive management fee is calculated based on a predetermined percentage of excess profits as defined in the Agreement. For the nine months ended September 30, 2006, the period from June 14, 2005 to September 30, 2005, and for the period from June 14, 2005 through December 31, 2005, no management incentive fees were earned.

On June 14, 2005, the Hotel also entered into a franchise agreement with Hilton Hotels Corporation. The Hotel is charged a monthly franchise fee based on 3% of the Hotel’s gross rooms revenue and a marketing fee based on 4% of the Hotel’s gross rooms revenue. For the nine months ended September 30, 2006, for the period from June 14, 2005 to September 30, 2005, and for the period from June 14, 2005 through December 31, 2005 the franchise and marketing fees incurred by the Hotel were $396, $175 and $313, respectively.

9

RLJ Anaheim Suites Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Period From June 14, 2005 (Inception) to December 31, 2005, For the Nine Months Ended September 30, 2006 (Unaudited), and For the Period From June 14, 2005

(Inception) to September 30, 2005 (Unaudited)

(in thousands)

As of December 31, 2005 and September 30, 2006, management and franchise/marketing fees of $58 and $78, respectively, were included in accrued expenses.

4.	Investment in Hotel

Investment in hotel at December 31, 2005 and September 30, 2006 consisted of:

	Estimated Useful Lives	As of September 30, 2006	December 31, 2005
		(unaudited)
Land and improvements	—	$2,899	$2,899
Building and improvements	40 years	16,859	16,433
Furniture and equipment	5 years	5,987	4,041

Subtotal		25,745	23,373

Less: Accumulated depreciation		(1,728)	(664)

		$24,017	22,709

Depreciation expense for the nine months ended September 30, 2006, the period from June 14, 2005 to September 30, 2005, and the period from June 14, 2005 to December 31, 2005 were $1,064, $323, and $664, respectively.

5.	Mortgage Note Payable

On June 14, 2005, the Hotel entered into a $13.7 million mortgage loan that is collateralized by the Hilton Suites Anaheim/Orange hotel. This loan matures on July 1, 2010 and does not allow for prepayment without penalty. This mortgage loan bears interest at a fixed rate of 5.4%. This loan requires monthly interest-only payments through July 2007, and monthly interest and principal reduction payments based on a 25-year amortization thereafter. As of December 31, 2005 and September 30, 2006, the mortgage loan had a principal balance of $13,700, respectively.

Maturities of the mortgage payable are as follows:

Year	Amount
2006	$—
2007	385
2008	924
2009	924
2010	11,467

10

RLJ Anaheim Suites Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Period From June 14, 2005 (Inception) to December 31, 2005, For the Nine Months Ended September 30, 2006 (Unaudited), and For the Period From June 14, 2005

(Inception) to September 30, 2005 (Unaudited)

(in thousands)

6.	Income Taxes

Deferred income taxes represent the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets include the following:

	September 30, 2006	December 31, 2005
	(unaudited)
Temporary differences
Property and equipment	$173	$86
Prepaid expenses	(26)	(29)
Allowance for doubtful accounts	22	22
Employee benefits	16	13
Other assets	1	1
Net operating loss carryforwards	367	91

Deferred tax asset	553	184
Less: Valuation allowance	(553)	(184)

Net deferred tax asset	$—	$—

The ability to carry forward the net operating losses will expire in 2025 if not utilized by then. Management cannot reasonably estimate the likelihood that the deferred tax assets will be realized before termination of the Hotel and therefore has recorded a valuation allowance for the entire balance of the net deferred tax asset.

Earnings and profits, which determine the taxability of distributions to shareholders, differ from net income reported for financial reporting purposes due primarily to the differences for federal tax purposes in the estimated useful lives used to compute depreciation and the carrying value (basis) of the investment in the hotel property.

7.	Guarantees and Indemnifications

The Hotel may enter into service agreements with service providers in which it agrees to indemnify the service provider against certain losses and liabilities arising from the service provider’s performance under the agreement. Generally, such indemnification obligations do not apply to situations in which the service provider is grossly negligent, engages in willful misconduct, or in acts in bad faith. The Hotel’s liability under such service agreement is immaterial.

11

RLJ Anaheim Suites Hotel, L.P.

Notes to Combined Financial Statements

December 31, 2005 and September 30, 2006 (Unaudited) and For the Period From June 14, 2005 (Inception) to December 31, 2005, For the Nine Months Ended September 30, 2006 (Unaudited), and For the Period From June 14, 2005

(Inception) to September 30, 2005 (Unaudited)

(in thousands)

8.	Recent Developments

In October 2006, in conjunction with the sale, the Hotel terminated its property management agreement with Tarsadia Hotels.

On October 4, 2006, the Hotel was acquired by Innkeepers USA Trust as part of a four hotel acquisition from RLJ Urban Lodging Fund, L.P. for a total cost of $215 million (for all four hotels).

9.	Recently Issued Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes (an Interpretation of FASB Statement No. 109)” which is effective for fiscal years beginning after December 15, 2006 with earlier adoption encouraged. This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Hotel is currently evaluating the potential impact of this statement, if any.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Hotel is currently evaluating the potential impact of this statement, if any.

12

RLJ Ontario Hotel, L.P.

Report and Combined Financial Statements

As of December 31, 2005 and September 2006 and

For the Period from October 28, 2005 (inception) to

December 31, 2005 and the Nine Months Ended

September 30, 2006

RLJ Ontario Hotel, L.P.

Contents

December 31, 2005 and September 30, 2006

Report of Independent Auditors

To the Board of Trustees and Shareholders of

Innkeepers USA Trust:

In our opinion, the accompanying combined statements of financial position and the related combined statements of operations, of changes in partners’ equity and of cash flows present fairly, in all material respects, the financial position of RLJ Ontario Hotel, L.P. and RLJ Ontario Hotel Lessee, L.P. (collectively the “Hotel”) at December 31, 2005 and September 30, 2006 and the results of their operations and their cash flows for the nine months ended September 30, 2006 and for the period from October 28, 2005 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

McLean, VA

December 20, 2006

RLJ Ontario Hotel, L.P.

Combined Statements of Financial Position

December 31, 2005 and September 30, 2006

	September 30, 2006	December 31, 2005
ASSETS
Investment in hotel:
Land and improvements	$5,857	$5,854
Building and improvements	33,188	33,171
Furniture and equipment	3,503	2,549

	42,548	41,574
Accumulated depreciation	(1,297)	(223)

Net investment in hotel	41,251	41,351

Cash and cash equivalents	502	509
Restricted cash	264	1
Accounts receivable	500	524
Prepaid and other	196	196
Interest rate swap asset	138	—
Deferred financing costs, net	154	210

Total assets	$43,005	$42,791

LIABILITIES AND PARTNERS’ EQUITY
Debt	$27,549	$27,170
Accounts payable and accrued expenses	915	1,131
Accrued franchise fees	77	51
Interest rate swap liability	—	26

Total liabilities	28,541	28,378
Partners’ equity:
Partners’ capital	14,870	14,593
Accumulated other comprehensive income (loss)	100	(26)
Retained earnings (deficit)	(506)	(154)

Total partners’ equity	14,464	14,413

Total liabilities and partners’ equity	$43,005	$42,791

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

RLJ Ontario Hotel, L.P.

Combined Statements of Operations

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

	Nine Months Ended September 30, 2006	October 28, 2005 to December 31, 2005
Revenue:
Hotel operating
Rooms	$6,638	$1,406
Food and beverage	2,746	618
Other	205	42

Total revenue	9,589	2,066

Expenses:
Hotel operating
Rooms	845	198
Food and beverage	1,393	340
Other	174	24
General and administrative	2,921	699
Franchise, marketing and promotion fees	802	165
Management fees	257	62
Utilities	453	68
Repair and maintenance	303	29
Insurance	67	11
Corporate
Depreciation	1,074	223
Interest	1,339	334
Property taxes and insurance	309	66
General and administrative	4	1

Total expenses	9,941	2,220

Net loss	$(352)	$(154)

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

RLJ Ontario Hotel, L.P.

Combined Statements of Changes in Partners’ Equity

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

	Partners’ capital	Accumulated other comprehensive income (loss)	Retained earnings (deficit)	Total partners’ equity
Balance at October 28, 2005	$—	$—	$—	$—
Partners’ distributions	(228)			(228)
Partners’ contributions	14,821			14,821
Net loss			(154)	(154)
Unrealized loss on interest rate derivatives		(26)		(26)

Balance at December 31, 2005	$14,593	$(26)	$(154)	$14,413

Partners’ distributions	(1,645)			(1,645)
Partners’ contributions	1,922			1,922
Net loss			(352)	(352)
Unrealized gain on interest rate derivatives		126		126

Balance at September 30, 2006	$14,870	$100	$(506)	$14,464

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

RLJ Ontario Hotel, L.P.

Combined Statements of Cash Flows

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

	Nine Months Ended September 30, 2006	October 28, 2005 to December 31, 2005
Cash flows from operating activities:
Net loss	$(352)	$(154)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,074	223
Amortization of deferred financing costs	56	14
Realized gain on interest rate swap	(38)
Changes in operating assets and liabilities:
Accounts receivable	24	(421)
Prepaid and other	—	(67)
Accrued franchise fees	26	51
Accounts payable and accrued expenses	(216)	866

Net cash provided by operating activities	574	512

Cash flows from investing activities:
Acquisition of hotel property and net assets, net of cash acquired	—	(41,496)
Improvements and additions to hotel property	(974)	(45)
Net deposits into restricted cash	(263)	(1)

Net cash used in investing activities	(1,237)	(41,542)

Cash flows from financing activities:
Proceeds from debt	379	27,170
Payments of deferred financing costs	—	(224)
Partners’ distributions	(1,645)	(228)
Partners’ contributions	1,922	14,821

Net cash provided by financing activities	656	41,539

Net (decrease) increase in cash and cash equivalents	(7)	509
Cash and cash equivalents at beginning of period	509	—

Cash and cash equivalents at end of period	$502	$509

Supplemental disclosures of cash flow information:
Interest paid	$1,343	$168
Supplemental disclosure of non-cash financing activities:
Unrealized gain (loss) on interest rate derivatives	$126	$(26)

(in thousands)

The accompanying notes are an integral part of the combined financial statements.

RLJ Ontario Hotel, L.P.

Notes to Combined Financial Statements

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

(in thousands)

1.	Business and Organization

Description of Business

RLJ Ontario Hotel, L.P. (the “Ontario Hotel”) was formed in October 2005 and is wholly owned by the RLJ Urban Lodging Funds (the “RLJ Funds”), which are comprised of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F.#1). On October 28, 2005, RLJ Ontario Hotel, L.P. purchased the 309-room Hilton Ontario Airport hotel located just over a mile from the Ontario International Airport in Ontario, California. The Hilton Ontario Airport hotel is currently leased to RLJ Ontario Hotel Lessee, L.P. (the “Ontario Lessee”) a taxable real estate investment trust (“REIT”) subsidiary. RLJ Ontario Hotel, L.P. purchased the hotel for approximately $41.5 million, including transaction costs, from JER Partners. The acquisition was financed with proceeds from a mortgage note agreement for approximately $27.0 million and through capital contributions from the RLJ Funds.

2.	Summary of Significant Accounting Policies

Basis of Presentation

These combined financial statements include the accounts of the Ontario Hotel and the Ontario Lessee (together the “Hotel”) as of September 30, 2006 and December 31, 2005 and for the period from October 28, 2005 to December 31, 2005 and the nine months ended September 30, 2006 and accordingly, reflect the financial position, results of operations and cash flows for the Hotel. The accounts of the Hotel and are presented as combined as they are under common control and they are part of the acquisition referenced in Note 8. All cash generated by the Hotel is distributed to the RLJ Funds.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Hotel considers all funds held in money market accounts and highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. The Hotel maintains cash accounts at a major financial institution within the United States of America. At times, deposits may be in excess of federally insured limits. The Hotel has not experienced any losses on its cash deposits.

Restricted Cash

The Hotel is required by its mortgage and management agreement to maintain an escrow account for its replacement reserve (“FF&E reserve”). The FF&E reserve represents amounts reserved to pay for capital expenditures at a rate of 4% of total monthly gross revenues from the preceding month. As of September 30, 2006 and December 31, 2005, the balance held in the FF&E reserve was $264 and $1, respectively.

RLJ Ontario Hotel, L.P.

Notes to Combined Financial Statements

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

(in thousands)

Revenue Recognition

Room revenues are recognized the night of expected occupancy. Cash received from customers in advance of occupancy is recorded as an advance from customers and recognized as revenue at the time of expected occupancy. Room revenues are derived primarily from individual room reservations.

The Hotel also recognizes revenues for food, beverage, telephone charges and various ancillary services performed at the hotel at the time the service is provided. These amounts are included in food and beverage or other revenues, respectively.

Accounts Receivable, Net

Accounts receivable consist primarily of payments due from credit card companies and from corporate customers. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in existing accounts receivable. The Hotel records bad debt expense in general and administrative expense in the accompanying statements of operations based on its assessment of the ultimate realizability of receivables considering historical collection experience, the economic environment, and the individual circumstances of each receivable. When the Hotel determines that an account is not collectible, the account is written-off to the associated allowance for doubtful accounts. As of September 30, 2006 and December 31, 2005, there was no allowance for doubtful accounts.

Acquisition

On October 28, 2005, RLJ Ontario Hotel, L.P. acquired the 309 room Hilton Ontario airport hotel for an aggregate purchase price of $41.5 million.

The acquisition was treated as a purchase business combination requiring a new basis of accounting for the acquired assets and liabilities pursuant to the requirements of Statement of Financial Accounting Standard (“SFAS”) No. 141 “Business Combinations.” In connection with the acquisition of the hotel property the hotel entered into new management and franchise agreements with the selected manager and brand owner.

RLJ Ontario Hotel, L.P.

Notes to Combined Financial Statements

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

(in thousands)

The total purchase price was allocated to the acquired assets based on their respective fair values at October 28, 2005 as follows:

Land	$5,852
Building	33,162
Furniture, fixtures and equipment	2,500
Accounts receivable, net	103
Prepaid assets and other	128
Less liabilities assumed (primarily accounts payable)	(249)
Total assets acquired	$41,496

Investment in Hotel

The investment in hotel consists primarily of the hotel building and related furniture and equipment. Property and equipment are stated at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives of the depreciable assets using the straight-line method.

When property and/or equipment is sold or retired, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The Hotel periodically evaluates the recoverability of its long-lived assets. This evaluation is conducted when events indicate that an asset may be impaired and consists of a comparison of the carrying value of the assets with the assets’ expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected future undiscounted cash flows exceed the carrying value of the asset, no impairment is recognized. Impairment losses are measured as the difference between the carrying value of long-lived assets and their fair value, based on discounted future cash flows of the related asset. No impairment charges were recognized during the periods ending on September 30, 2006 and December 31, 2005.

Deferred Financing Costs

The Hotel's deferred financing costs relate to fees and costs incurred to obtain long-term financing. These costs are being amortized over the life of the loan using the straight-line method, which approximates the effective interest method, and are included as a component of interest expense.

RLJ Ontario Hotel, L.P.

Notes to Combined Financial Statements

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

(in thousands)

Amortization expense related to deferred financing costs for the nine months ended September 30, 2006, and the period from October 28, 2005 through December 31, 2005 was $56, and $14, respectively, and accumulated amortization as of September 30, 2006, and December 31, 2005 was $70, and $14, respectively.

Income Taxes

The Hotel is a subsidiary of the RLJ Funds, which have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT an entity must meet a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their adjusted taxable income to their owners.

Pursuant to REIT requirements, the hotel property is leased to a taxable REIT subsidiary that is subject to federal and state income taxes. Accordingly, the Hotel accounts for income taxes in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, the Hotel accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

A REIT will generally not be subject to corporate level federal income taxes on taxable income it distributes currently to its owners. If the RLJ Funds were to fail to qualify as a REIT in any taxable year, the Hotel would be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax). In addition, the Hotel may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income. In addition, taxable income from non-REIT activities conducted through taxable REIT subsidiaries is subject to federal, state and local income taxes.

Advertising Costs

The Hotel expenses advertising costs as incurred. Advertising expenses of $40 for the nine months ended September 30, 2006 and of $39 for the period from October 28, 2005 through December 31, 2005 are included in franchise, marketing, and promotion fees.

Derivative Financial Instruments

In the normal course of business, the Hotel is exposed to the effects of interest rate changes. As of September 30, 2006 and December 31, 2005, 100% of the Hotel's borrowings were subject to variable rates. The Hotel limits the risks associated with interest rate changes by following the RLJ Funds' established risk management policies and procedures, including the use of derivatives. The RLJ Funds utilize derivative financial instruments to manage, or hedge, interest rate risk. The RLJ Funds attempt to require that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential in order to qualify for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income each period until the instrument matures.

RLJ Ontario Hotel, L.P.

Notes to Combined Financial Statements

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

(in thousands)

To reduce the Hotel’s susceptibility to interest rate variability, the Hotel entered into an interest rate swap to convert variable rate debt to fixed rate debt. Interest rate differentials that arise under these swap contracts are recognized in interest expense over the life of the contracts. Interest rate swap agreements contain a credit risk that counterparties may be unable to fulfill the terms of the agreement. The Hotel has minimized that risk by evaluating the creditworthiness of its counterparties, who are limited to major banks and financial institutions, and the Hotel does not anticipate non-performance by the counterparties.

Gains and losses on swap agreements determined to be effective hedges are reported in other comprehensive income and are reclassified to earnings in the period in which earnings are affected by the underlying hedged item. The ineffective portion of all hedged items is recognized in earnings in the current period.

As of September 30, 2006 and December 31, 2005, the Hotel has an outstanding swap with a notional value of $27.5 million and an aggregate fair value of approximately $138 and $(26), respectively. As of September 30, 2006 and December 31, 2005, approximately $126 and $(26), respectively, in unrealized gain (loss) were included in accumulated other comprehensive income, a component of partners’ equity, related to the hedge that is effective in offsetting the variable cash flows. For the nine months ended September 30, 2006, a gain of $38 represented the ineffective component of the derivative instrument that was excluded from the assessment of hedge effectiveness and adjusted to market value through the statement of operations.

3.	Property Management Agreement

On October 28, 2005, the Hotel entered into a five (5) year property management agreement (the “Agreement”) with Tarsadia Hotels (“Tarsadia”) that expires in 2010. The Agreement required that Tarsadia provide all services required to operate the hotel including: directing the day-to-day activities of the hotel and establishing all policies and procedures relating to the management and operation of the hotel. The Agreement included a management fee and incentive management fee to be paid to Tarsadia for its services. The management fee was computed in accordance with the Agreement and was based on 3% of adjusted monthly gross revenue. In April 2006, the Hotel terminated its property management agreement with Tarsadia Hotels.

On April 18, 2006 the Hotel entered into a five year management agreement with Crescent Hospitality Corporation (the “New Agreement”) The New Agreement requires that Crescent Hospitality Corporation (“Crescent”) provide all services required to operate the hotel including: directing the day-to-day activities of the hotel and establishing all policies and procedures relating to the management and operation of the hotel. The New Agreement also includes a management fee and incentive management fee to be paid to Crescent for its services. Under the terms of this New Agreement the Hotel shall pay a management fee of 2.5% of adjusted monthly gross revenues.

For the nine months ended September 30, 2006 and for the period from October 28, 2005 through December 31, 2005 the management fees incurred by the Hotel were $257, and $62, respectively. The incentive management fee is calculated based on a predetermined percentage of excess profits as defined in the Agreement and New Agreement. For the nine months ended September 30, 2006 and for the period from October 28, 2005 through December 31, 2005, no management incentive fees were earned.

RLJ Ontario Hotel, L.P.

Notes to Combined Financial Statements

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

(in thousands)

On October 28, 2005, the Hotel also entered into a franchise agreement with Hilton Hotels Corporation. The Hotel is charged a monthly franchise fee based on 4% of the Hotel’s gross rooms revenue and a marketing fee of 5% of the Hotel's gross rooms revenue. For the nine months ended September 30, 2006 and for the period from October 28, 2005 through December 31, 2005 the franchise and marketing fees incurred by the Hotel were $630 and $125, respectively.

As of December 31, 2005 and September 30, 2006, management and franchise/marketing fees of $51 and $88, respectively, were included in accrued expenses.

4.	Investment in Hotel

Investment in Hotel at September 30, 2006 and December 31, 2005 consisted of:

	Estimated Useful Lives	September 30, 2006	December 31, 2005
Land and improvements	—	$5,857	$5,854
Building and improvements	40 years	33,188	33,171
Furniture and equipment	5 years	3,503	2,549

Subtotal		42,548	41,574

Less: Accumulated depreciation		(1,297)	(223)

		$41,251	$41,351

For the nine months ended September 30, 2006, and the period from October 28, 2005 through December 31, 2005, depreciation expense was $1,074 and $223, respectively.

5.	Mortgage Note Payable

In October 2005, the Hotel entered into a $27.2 million mortgage agreement with Wells Fargo Bank that is collateralized by the Hilton Ontario Hotel. This mortgage loan agreement allows for increases in the principal balance to fund 65% of future capital expenditures, up to a maximum loan amount of approximately $28.4 million. This loan matures on October 28, 2008 and allows for two one-year extensions. This loan requires interest-only payments and allows for prepayment without penalty after the first 12 months of the term. This loan bears interest at a variable rate based on the London InterBank Offered rate plus a margin of 1.75%. The Hotel is subject to a three-year swap agreement that expires on October 28, 2008, which effectively fixes the interest rate on the outstanding balance at 6.5%.

RLJ Ontario Hotel, L.P.

Notes to Combined Financial Statements

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

(in thousands)

Maturities of the mortgage payable as of September 30, 2006 are as follows:

Year	Amount
2006	$—
2007	$—
2008	$27,549

6.	Income Taxes

Deferred income taxes represent the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets include the following:

	September 30, 2006	December 31, 2005
Temporary differences
Property and equipment	$(124)	$(94)
Prepaid expenses	(26)	(35)
Other assets	1	1
Net operating loss carryforwards	599	205

Deferred tax assets	450	77

Less: Valuation allowance	(450)	(77)

Net deferred tax asset	$—	$—

The ability to carry forward the net operating losses will expire in 2025 if not utilized by then. Management cannot reasonably estimate the likelihood that the deferred tax assets will be realized before termination of the Hotel and therefore has recorded a valuation allowance for the entire balance of the net deferred tax asset.

Earnings and profits, which determine the taxability of distributions to shareholders, differ from net income reported for financial reporting purposes due primarily to the differences for federal tax purposes in the estimated useful lives used to compute depreciation and the carrying value (basis) of the investment in the hotel property.

RLJ Ontario Hotel, L.P.

Notes to Combined Financial Statements

For the Period from October 28, 2005 (inception) to December 31, 2005 and the

Nine Months Ended September 30, 2006

(in thousands)

7.	Guarantees and Indemnifications

The Hotel may enter into service agreements with service providers in which it agrees to indemnify the service provider against certain losses and liabilities arising from the service provider's performance under the agreement. Generally, such indemnification obligations do not apply to situations in which the service provider is grossly negligent, engages in willful misconduct, or in acts in bad faith. The Hotel’s liability under such service agreement is immaterial.

8.	Recent Developments

On October 4, 2006, the Hotel was acquired by Innkeepers USA Trust as part of a four hotel acquisition from RLJ Urban Lodging Fund, L.P., for a total cost of $215 million (for all four hotels).

9.	Recently Issued Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes (an Interpretation of FASB Statement No. 109)” which is effective for fiscal years beginning after December 15, 2006 with earlier adoption encouraged. This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Hotel is currently evaluating the potential impact of this statement, if any.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Hotel is currently evaluating the potential impact of this statement, if any.

PRO FORMA FINANCIAL INFORMATION OF INNKEEPERS USA TRUST

On October 4, 2006, Innkeepers USA Trust (the “Company”) acquired four hotels in Southern California for $215 million from Bethesda, Md.-based RLJ Urban Lodging Fund, L.P. (“RLJ”), an affiliate of RLJ Development, LLC. Acquired hotels include the following:

Property	Rooms
Residence Inn San Diego (Mission Valley)	192
Residence Inn Anaheim Garden Grove	200
Hilton Suites Anaheim	230
Hilton Ontario	309

Total rooms	931

The acquisition was funded with a combination of $83.2 million in borrowings under an unsecured line of credit and the issuance of three mortgage notes payable totaling $120.0 million, each loan carrying a fixed rate of 5.98 percent and maturing in November, 2016. The loans are secured by the two Residence Inn hotels and the Hilton Ontario. The Company also assumed a $13.7 million term loan at a fixed rate of 5.41 percent which matures in July 2010. The $13.7 million loan is secured by the Hilton Suites Anaheim.

Innkeepers Hospitality Management, which is owned by Jeffrey Fisher, the Chairman of the Board and Chief Executive Officer of the Company, will manage the Hilton Suites Anaheim and the Hilton Ontario hotels, and the two Residence Inn hotels (“RIBMs”) will be managed by a joint venture between Summit Hospitality Group, Ltd. and Innkeepers Hospitality Management.

These transactions are collectively referred to as the “California Acquisition”.

The pro forma financial information of the Company set forth below is based on the unaudited consolidated financial statements as of and for the nine months ended September 30, 2006 and the audited consolidated financial statements as of and for the year ended December 31, 2005. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 assumes that the California Acquisition occurred on January 1, 2005. The unaudited pro forma consolidated balance sheet assumes that the California Acquisition occurred on September 30, 2006 and the purchase price allocation is preliminary.

In management’s opinion, all material adjustments necessary to reflect the effects of the California Acquisition have been made. The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its Form 10-K for the year ended December 31, 2005.

INNKEEPERS USA TRUST

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(in thousands, except share and per share data)

	Innkeepers USA Trust (a)	California Acquisition (b)	Pro Forma Adjustments (c)	Pro Forma Innkeepers USA Trust
ASSETS
Investment in hotels, net	$792,727	$215,116	$—	$1,007,843
Cash and cash equivalents	10,276	(202,363)	202,419	10,332
Restricted cash and cash equivalents	6,970	1,003		7,973
Accounts receivable, net	5,168	140		5,308
Prepaid and other	2,416	798	558	3,772
Receivable from manager	455			455
Deferred and other	32,779		678	33,457

Total assets	$850,791	$14,694	$203,655	$1,069,140

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$278,647	$13,700	$203,195	$495,542
Accounts payable and accrued expenses	19,999	994	460	21,453
Franchise conversion fee obligations	10,287			10,287
Distributions payable	11,711			11,711

Total liabilities	320,644	14,694	203,655	538,993

Minority interest in Partnership	5,663			5,663

Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 shares issued and outstanding	145,000			145,000
Common shares, $0.01 par value, 100,000,000 shares authorized, 45,196,011 issued and outstanding	452			452
Additional paid-in capital	505,562			505,562
Distributions in excess of earnings	(126,530)			(126,530)

Total shareholders’ equity	524,484	—	—	524,484

Total liabilities and shareholders’ equity	$850,791	$14,694	$203,655	$1,069,140

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

a)	Represents the Company’s historical balance sheet.
b)	Represents the fair value of assets and liabilities acquired in connection with the California Acquisition, net of hotel cash acquired of $56. The Company did not acquire all operating assets and liabilities of the hotels. The following represents acquired assets and liabilities:

1.	Restricted cash of $1,003, of which $637 relates to escrow accounts associated with the Hilton Suites Anaheim loan of $13,700 and $366 relates to an amount set aside in escrow for the completion of capital expenditures.

2.	Accounts receivable of $140 equal to 50% of the room revenue for the night of October 3, 2006.

3.	Prepaid and other of $798 related to prepaid real estate and property taxes of $267, inventory of $154, operational settlement amounts from RLJ of $290 and miscellaneous items of $87.

4.	Assumption of a note payable of $13,700, bearing interest at 5.41%, collateralized by the Hilton Suites Anaheim. The note matures on July 1, 2010.

5.	Accounts payable and accrued expenses of $994, comprised of accrued real estate taxes of $492, unfinished capital expenditures of $366 set aside in escrow, $76 in advance deposits and $60 of miscellaneous items.

6.	Investment in hotels of $215,116 is recorded at cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets were recognized in connection with the California Acquisition.
c)	Represents the following transactions consummated to complete the California Acquisition:

1.	Debt of $203,195 associated with three fixed rate mortgage notes aggregating $120,000 and borrowings under the line of credit of $83,195. The three mortgage notes are collateralized by three of the four acquired hotels, excluding the Hilton Suites Anaheim. The notes payable bear interest at 5.98% and mature on November 1, 2016.

2.	Prepaid interest of $558 associated with the three new fixed rate mortgages.

3.	Deferred loan costs of $341 and deferred franchise fees of $337. The loan costs will be amortized over the term of the loans, which is ten years for the new loans and through July 2010 for the assumed loan, and deferred franchise fees will be amortized over the term of the franchise agreement. The franchise agreements for the two Residence Inn Hotels expire October 4, 2026, the Hilton Suites Anaheim franchise agreement expires June 14, 2025 and the Hilton Ontario franchise agreement expires October 23, 2006.

4.	Accrued expenses of $460 related to transaction costs.

INNKEEPERS USA TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(in thousands, except share and per share data)

	Innkeepers USA Trust	Hilton Ontario	RIBMs	Hilton Anaheim	Pro Forma Adjust- ments		Pro Forma Innkeepers USA Trust
Revenue:	(note a)	(note b)	(note c)	(note d)
Rooms	$197,375	$6,638	$14,611	$5,377	$—		$224,001
Food and beverage	7,017	2,746		862			10,625
Telephone	1,065						1,065
Other	4,975	205	714	353			6,247
Corporate other	411						411

Total revenue	210,843	9,589	15,325	6,592			242,349

Hotel operating expenses
Rooms	39,612	845	1,972	1,034			43,463
Food and beverage	5,383	1,393		608			7,384
Telephone	2,267						2,267
Other	2,285	174	329	161			2,949
General and administrative	20,370	2,921	1,836	1,655			26,782
Franchise and marketing fees	13,683	802	1,096	396			15,977
Amortization of deferred franchise conversion	877						877
Advertising and promotions	6,861		207	260			7,328
Utilities	10,036	453	501	330			11,320
Repairs and maintenance	9,681	303	500	275			10,759
Management fees	6,330	257	460	197	31	e	7,275
Amortization of deferred lease acquisition	392						392
Insurance	1,302	67	60	70			1,499
Corporate expenses:
Depreciation	28,002	1,074	2,013	1,064	875	f	33,028
Amortization of franchise fees	66				13	g	79
Ground rent	419						419
Interest	15,431	1,339	2,327	568	5,897	h	25,562
Amortization of loan origination fees	649				48	i	697
Property taxes and insurance	9,629	309	603	267			10,808
General and administrative	8,319	4	16	7			8,346
Other charges	(446)						(446)

Total expenses	181,148	9,941	11,920	6,892	6,864		216,765

Income (loss) before minority interest and income taxes	29,695	(352)	3,405	(300)	(6,864)		25,584
Benefit from (provision for) income taxes			(324)				(324)
Minority interest, common	(248)				37	j	(211)
Minority interest, preferred	(2,049)						(2,049)

Income (loss) from continuing operations	$27,398	$(352)	$3,081	$(300)	$(6,827)		$23,000

Earnings per share data
Basic – continuing operations (1)	$0.43						$0.33
Basic – weighted average shares	43,890,717						43,890,717
Diluted – continuing operations (1)	$0.42						$0.32
Diluted – weighted average shares	44,852,577						44,852,577

(1) After deducting preferred share dividends of $8,700 from income from continuing operations.

See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

INNKEEPERS USA TRUST

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(in thousands)

a)	Represents the Company’s unaudited historical results of operations.

b)	Represents the audited historical results of operations of RLJ Ontario Hotel, L.P.

c)	Represents the unaudited combined historical results of operations of RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P.

d)	Represents the unaudited historical results of operations of the RLJ Anaheim Suites Hotel, LLC.

e)	Reflects the net increase in management fees associated with entering into new management agreements compared to amounts incurred under the previous management agreements. Base management fees under the new management agreements are 3% of total revenue.

f)	Reflects the net increase in depreciation expense based on the Company’s cost basis in the acquired hotel properties. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment and 40 years for buildings and improvements.

g)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $337 and the term of the franchise applications. The franchise agreements for the two Residence Inn Hotels expire October 4, 2026, the Hilton Suites Anaheim franchise agreement expires June 14, 2025 and the Hilton Ontario franchise agreement expires October 23, 2006.

h)	Reflects the net increase to interest expense associated with the issuance of three loans aggregating $120,000, bearing interest at 5.98% and additional borrowings on the Company’s unsecured line of credit of $83,200 at a weighted average interest rate of 6.72%, calculated as the 30-day LIBOR rate on October 4, 2006 plus the Company’s applicable margin of 140 basis points based on the Company’s ratio of indebtedness to implied value after the RLJ acquisition. An increase in the interest rate of 12.5 basis points would increase interest expense $78.

i)	Reflects the adjustment to amortization of loan fees based on the loan fees paid of $341 in connection with obtaining the four notes payable. Loan fees are amortized over the term of the loans, which is 10 years and mature on November 1, 2016.

j)	Reflects the adjustment to minority interest in income of the operating partnership related to the results of operations of the acquired hotels and the pro forma adjustments.

INNKEEPERS USA TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(in thousands, except share and per share data)

	Innkeepers USA Trust	Hilton Ontario	RIBMs	Hilton Anaheim	Pro Forma Adjustments		Pro Forma Innkeepers USA Trust
Revenue:	(note a)	(note b)	(note c)	(note d)
Rooms	$232,489	$8,721	$17,861	$7,718			$266,789
Food and beverage	6,254	3,526		1,337			11,117
Telephone	1,756						1,756
Other	6,156	358	680	397			7,591
Corporate other	526						526

Total revenue	247,181	12,605	18,541	9,452			287,779

Hotel operating expenses:
Rooms	49,382	2,157	2,352	1,718			55,609
Food and beverage	4,947	2,230		867			8,044
Telephone	2,938	76					3,014
Other	2,643	110	184	235			3,172
General and administrative	23,797	1,681	3,486	2,098			31,062
Franchise and marketing fees	16,210	678	1,340	313			18,541
Amortization of deferred franchise conversion	1,240						1,240
Advertising and promotions	8,323	707	319	509			9,858
Utilities	11,610	552	602	406			13,170
Repairs and maintenance	12,584	698	198	332			13,812
Management fees	7,381	352	608	163	95 e		8,599
Amortization of deferred lease acquisition	523						523
Insurance	1,541	68	142	45			1,796
Corporate expenses:
Depreciation	35,356	223	2,646	1,271	2,562	f	42,058
Amortization of franchise fees	68				17	g	85
Ground rent	535						535
Interest	18,817	1,234	3,115	419	8,740	h	32,325
Amortization of loan origination fees	870				64	i	934
Property taxes and insurance	11,264	341	823	326			12,754
General and administrative	8,343	69	8	37			8,457
Other charges	3,053						3,053

Total expenses	221,425	11,176	15,823	8,739	11,478		268,641

Income before minority interest and income taxes	25,756	1,429	2,718	713	(11,478)		19,138
Provision for income taxes			(145)				(145)
Minority interest, common	(193)				51	j	(142)
Minority interest, preferred	(4,273)						(4,273)

Income from continuing operations	$21,290	$1,429	$2,573	$713	$(11,427)		$14,578

Earnings per share data
Basic – continuing operations (1)	$0.23						$0.07
Basic – weighted average shares	41,962,899						41,962,899
Diluted – continuing operations (1)	$0.23						$0.07
Diluted – weighted average shares	42,266,403						42,266,403

(1) After deducting preferred share dividends of $11,600 from income from continuing operations.

See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

INNKEEPERS USA TRUST

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(in thousands)

a)	Represents the Company’s audited historical results of operations.
b)	Represents the unaudited statement of operations for the Hilton Ontario for the period January 1, 2005 to October 28, 2005, combined with the audited statement of operations for the period October 28, 2005 to December 31, 2005. See note l) for the combining statements of operations for the Hilton Ontario.
c)	Represents the combined audited historical results of operations of the RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P. This report is included herein.
d)	Represents the audited historical results of operations of the Hilton Suites Anaheim, which is comprised of the audited statement of operations of Hilton Suites Anaheim Hotel LLC for the period January 1, 2005 to June 14, 2005 and RLJ Anaheim Suites Hotel, LLC for the period June 14, 2005 to December 31, 2005. These reports are included herein.
e)	Reflects the net increase in management fees associated with entering into new management agreements compared to amounts incurred under the previous management agreements. Base management fees under the new management agreements are 3% of total revenue.
f)	Reflects the net increase in depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment and 40 years for buildings and improvements.
g)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $337 and the term of the franchise applications. The franchise agreements for the two Residence Inn Hotels expire October 4, 2026, the Hilton Suites Anaheim franchise agreement expires June 14, 2025 and the Hilton Ontario franchise agreement expires October 23, 2006.
h)	Reflects the net increase to interest expense associated with the issuance three loans aggregating $120,000, bearing interest at 5.98% and additional borrowings on the Company’s unsecured line of credit of $83,200 at a weighted average interest rate of 6.72%, calculated as the 30-day LIBOR rate on October 4, 2006 plus the Company’s applicable margin of 140 basis points based on the Company’s ratio of indebtedness to implied value after the RLJ acquisition. An increase in the interest rate of 12.5 basis points would increase interest expense $104.
i)	Reflects the adjustment to amortization of loan fees based on the loan fees paid of $341 in connection with obtaining the four notes payable. Loan fees are amortized over the term of the loans, which are 10 years and mature on November 1, 2016.
j)	Reflects the adjustment to minority interest in income of the operating partnership related to the results of operations of the acquired hotels and the pro forma adjustments.
k)	The predecessor owner (the “Predecessor”) and or the Company was unable to prepare financial statements of the Hilton Ontario Hotel for the period January 1, 2005 to October 28, 2005 as the Predecessor did not retain complete financial records. In addition, the Predecessor did not record depreciation on its investment in hotel properties or amortize deferred franchise fees or loan issuance costs. However, the Company was able to obtain an unaudited hotel level statement of operations from the third party manager of the hotel and believes all adjustments have been made for them to be fairly presented. The Company believes that the combination of the unaudited results of operation of the Hilton Ontario Hotel for the period January 1, 2005 to October 28, 2005, with the audited results of operation of RLJ Ontario Hotel, L.P. for the period October 28, 2005 to December 31, 2005 provides the reader a sufficient understanding of the results of operations of the Hilton Ontario for the year ended December 31, 2005. The combining statements are as follows:

	Hilton Ontario Hotel 1.1.05 to 10.28.05	RLJ Ontario Hotel, L.P. 10.28.05 to 12.31.05	Combined
		(note b)
Revenue:
Hotel operating
Rooms	$7,315	$1,406	$8,721
Food and beverage	2,908	618	3,526
Other	316	42	358

Total revenue	10,539	2,066	12,605

Hotel operating expenses:
Rooms	1,959	198	2,157
Food and beverage	1,890	340	2,230
Telephone	76		76
Other	86	24	110
General and administrative	982	699	1,681
Franchise and marketing fees	513	165	678
Advertising and promotions	707		707
Utilities	484	68	552
Repairs and maintenance	669	29	698
Management fees	290	62	352
Insurance	57	11	68
Corporate expenses:
Depreciation		223	223
Interest	900	334	1,234
Property taxes and insurance	275	66	341
G & A	68	1	69

Total expenses	8,956	2,220	11,176

Excess of revenue over expenses	$1,583	$(154)	$1,429